<Page 82>

                        WORLDBID CORPORATION
                        A Nevada Corporation
-------------------------------------------------------------------

February 2, 1999

DATABOAT INTERNATIONAL LIMITED
1917 West 4th Avenue, Suite 23
Vancouver, British Columbia
Canada  V6J 1M7

Attention:	Mr. Scott Wurtele, President
----------  ----------------------------

- and to  -

MR. SCOTT WURTELE
1917 West 4th Avenue, Suite 23
Vancouver, British Columbia
Canada  V6J 1M7

Dear Sirs:

Re:	WORLDBID CORPORATION (the " Company")
-	Offer by the Company to Databoat International Limited
      ("Databoat") to acquire WorldBid.Com

-------------------------------------------------------------------

We write to set out the offer of the Company to acquire all of the assets, technology, property and undertaking comprising the "WorldBid.Com" internet business carried on by Databoat (the
"Business").

This offer is on the terms and is subject to the conditions set forth in this letter. If this offer is acceptable, we ask that you indicate the agreement of Databoat by signing this letter where
indicated below and returning an executed copy to us.   This offer
is open for acceptance until 4:00 p.m. (Pacific Time) on February 2, 1999 (the "Expiry Time"), at which time this offer will terminate unless accepted in writing.

The Company's offer is as follows:

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                                 -2-

1. Offer to Purchase

The Company offers to purchase from Databoat all of the assets, property and undertaking of the Business as a going concern, including all of the assets, technology, property and rights comprising and used in the conduct of the Business (together, the "Assets") on the terms and subject to the conditions set forth in this offer. It is agreed that the Assets will include, without limitation:

(A) all data, source code, object code, drawings, and software comprising the Business and all copyright, patents, trademarks, proprietary information, trade secrets and intellectual property relating to the Business;

(B) the goodwill of the Business, together with the exclusive right to the Company to represent itself as carrying on the Business in continuation of and in succession to Databoat and the right to use any word indicating that the Business is so carried on, including the right to use the name "WorldBid", or any variation thereof as part of the name of or in connection with the Business or any part thereof carried on or to be carried on by the Company;

(C) the "WorldBid.com" internet domain name and the agreement with InterNIC with respect to the domain name;

(D) the benefit of the agreements between Databoat and its programmers for the benefit of the Business.

The Company will purchase and Databoat will sell the Business and the Assets free and clear of all mortgages, liens, charges, security interests and encumbrances of every kind and nature whatsoever.

The Company acknowledges and agrees that the assets of Databoat comprising the Databoat and Vacation Life internet businesses developed and operated by Databoat are not included within the Assets or the Business.

The Company acknowledges and agrees that the Business is a startup business and has not produced any revenues as of the date of this Agreement. The Company acknowledges and agrees that Databoat gives no representation or warranty or other assurance as to the ability of the Business to generate revenues or profits.

2. Payment for the Assets

Subject to Section 3, the Company will issue to Databoat 3,000,000 common shares in the capital of the Company (each a "Company Share") in consideration for the transfer of the Assets by Databoat
to the Company.   Databoat and the Company agree that the Company
Shares will be issued at a deemed price based on $0.01 US per share based on the best estimate of the fair market value of the Assets and the Business. Databoat and the Company agree that the consideration will be

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                                 -3-

allocated between the Assets based on the best estimate of the fair market value of the Assets as of the date of this Agreement, as determined in good faith by the accountants for Databoat.

Databoat acknowledges and agrees that the Company Shares are being issued pursuant to available exemptions from the prospectus and registration requirements of each of the Securities Act (British Columbia) and the United States Securities Act of 1933. Databoat agrees to abide by all applicable resale restrictions and hold periods imposed by such statutes.

All shares certificates representing the Company Shares will be endorsed with the following legend pursuant to the United States
Securities Act of 1933 and the British Columbia Securities Act:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE
BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN
RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE
REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED
UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE
PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH
REGISTRATION.  THE SECURITIES REPRESENTED BY THIS SHARE
CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE
TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD
PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT BRITISH
COLUMBIA) AND THE REGULATIONS MADE UNDER THE ACT.

3. Escrow and Financing

Databoat acknowledges and agrees that the Company Shares will be held in escrow for a period of one year on the terms and conditions of the escrow agreement attached hereto as Schedule A. The Company Shares will be released to Databoat in accordance with the escrow agreement (the "Escrow Agreement"), commencing on the date which is one year from the date of Closing. In the event that the Company determines prior to the date which is one year from the date of Closing not to pursue development and commercialization of the Business, the Company will have the option to cause Databoat to deliver all of the Company Shares to the Company for cancellation.
 In the event that the Company exercises its right to cause the Company Shares to be delivered to the Company in accordance with the terms and conditions of the Escrow Agreement, Databoat will have the right to acquire the Business and Assets, including any improvements to the Business and the Assets, from the Company for a purchase price of $10.00. In the event of delivery of the Company Shares to the Company pursuant to the Escrow Agreement and exercise by Databoat of its option to acquire the Business and the Assets, each of the Company and Databoat will have no further liability or obligation to the other.

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                                 -4-

Databoat acknowledges that the Company will issue prior to or on the Closing Date a total of 2,700,000 common shares pursuant to Rule 504 of Regulation D promulgated pursuant to the United States Securities Act of 1933 (the "Act") in consideration for the following payments:

Shares						Consideration
------                                    -------------

2,000,000 shares					$0.01 US per share

700,000 shares					$0.20 US per share

Databoat acknowledges and agrees that the Company will apply the proceeds of $140,000 realized from the offering of 700,000 shares at $0.20 per share (the "Private Placement")as follows:

(A) to apply $50,000 US to the development and commercialization of the Business;

(B) to apply approximately $50,000 US to the payment of outstanding indebtedness of the Company; and

(C) to apply the balance to expenses of the offerings, to working capital and for general corporate purposes of the Company; and

Databoat will consent to the issue of 300,000 common shares of the Company for proceeds of not less than $300,000, provided Databoat acknowledges and agrees that the Company will have no obligation to complete any financings other than the Private Placement.


The Company will create a bank account on Closing to be used as the operating account for the Business (the "Operating Account"). Wurtele will be the sole authorized signatory on the Operating Account. The $50,000 US portion of the Private Placement to be used to develop and commercialize the Business will be deposited into the Operating Account. Wurtele will ensure that the funds in the Operating Account are applied to the Business in accordance with the business plan delivered by Databoat to the Company, except for material deviations approved by the directors. Wurtele will report to the board of directors for all expenditures incurred in the development and commercialization of the Business.

Databoat and Wurtele acknowledge and agree that funds from any additional financing will not be available for the Business until such time as the board of directors approve the application of any portion of the net proceeds of the financing to the development and
commercialization of the Business.   The Company will open a bank
account on Closing to be used for the deposit of funds raised by financings and for the payment of general corporate expenses of the Company (the "Financing Account"). The signatories of the Financing Account will be as directed by a majority of the board of directors of the Company.

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                                 -5-

In the event that, during the one year period commencing on the Closing Date, the Company does not advance to the Business sufficient funds for the Company to complete the expenditures set forth in the Company's business plan, as attached hereto or in any revised business plan approved by the board of directors of the Company, then Databoat will be entitled to deliver notice to the Company demanding that the Company advance to the Business sufficient funds to enable the Company to meet the objectives of the business plan (a "Demand Notice"). Upon receipt of a Demand Notice, the Company will have a period of thirty (30) days in which to provide the required funding to bring the Company current with the expenditures required under the business plan.

In the event that, during the one year period commencing on the Closing Date, the Company elects not to or fails to provide the necessary funding to the Business or in the event Wurtele terminates the Management Consulting Agreement, as defined below, pursuant to Section 6.3 of the Management Consulting Agreement, Databoat will have the option to put the Company Shares to the Company in exchange for the transfer by the Company to Databoat of the Business. On closing, the Company will execute and deliver into escrow an executed general conveyance of business as required to give effect to the transfer of the Business to Databoat upon exercise of its option. In the event of the exercise by Databoat of its option and the transfer of the Business to Databoat, the Company Shares will be released to the Company and each of the Company, Wurtele and Databoat will have no further liability or obligation to the other.

In the event that the shares of the Company or any successor are not listed or quoted for trading on any public trading market, including Nasdaq Small Cap Market, the OTC Bulletin Board or an electronic quotation service, within the date which is eighteen months from the Closing Date, then Databoat will have the right to purchase the Business from the Company in consideration for the
transfer of the Company Shares to the Company.   Databoat must give
notice of its election within 30 days of the date which is eighteen months from the Closing Date. Upon receipt of notice of election, the Company will execute and deliver an executed general conveyance of business assets to Databoat upon presentation of the Company Shares released from escrow. Each party will give joint instruction to the escrow agent as required to deliver the balance of the Company Shares to the Company.

4.	Closing Date

The date of the closing of the purchase and sale of the Assets will be the 15th day of February, 1999 (the "Closing Date").

5. Management Agreement

In order to enable WorldBid to develop and commercialize the Business, Wurtele will enter into the management consulting agreement with WorldBid in the form attached hereto as Schedule B (the "Management Consulting Agreement") on closing. Databoat consents to the execution of the Management Consulting Agreement and the provision of the consulting services pursuant to the Management Consulting Agreement by Wurtele. Databoat agrees that the consultant fee payable

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                                 -6-


pursuant to the Management Consulting Agreement will include reimbursement for all home office expenses of Wurtele and Databoat, including use of existing office supplies equipment and facilities presently owned by Wurtele and Databoat, for a maximum of four months. Databoat will continue to host the "WorldBid.com" Internet site at no extra cost until such time as the Company enters into a new server contract for hosting the Business, for a maximum of four months and provided that the volume of the Business is within the capacity of the existing NetNation contract.

6.	Representations and Warranties

The Company's purchase will be based on the representations and warranties by Databoat and Scott Wurtele, the principal shareholder of Databoat, each of which will survive closing, that:

(A)	Databoat is a corporation duly organized, validly
existing and in good standing under the British Columbia
Company Act;

(B)	Databoat owns, possesses and has good and marketable
title to the Assets free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising;

(C)	Databoat is the registered owner of the "WorldBid.com"
URL domain name (the "Domain Name") and has not received notice from any other party claiming an interest in the Domain Name or claiming that Databoat has no right to use the Domain Name;

(D)	Databoat has in place the domain name and Internet server
provider agreements necessary for the conduct of the Business in the manner carried on as of the date of this Agreement, provided that the "WorldBid.com" internet site is hosted by NetNation pursuant to a long term contract between NetNation and Databoat;

(E)	No person, firm or corporation has any agreement or
option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of the Assets or any interest in the Assets;

(F)	No other person, firm or corporation owns or has any
legal or beneficial interest in any of the Assets or, to the knowledge of Databoat and Wurtele, has any rights, including any moral rights, copyright, trademark or any other intellectual property rights, in any of the Assets;

(G)	Databoat does not have any outstanding material
agreements (including employment agreements) contracts or commitment, whether written or oral, of any nature or kind whatsoever, with respect to the ownership of the Assets or the conduct of the


<Page 88>

                                 -7-

Business, except material agreements which are in the ordinary course of the Business;


(H)	Databoat is not in material default or breach of the
InterNIC domain agreement, the NetNation server agreement or any agreement with its programmers for the Business and there exists no state of facts which after notice or lapse of time or both which would constitute such a default or breach;

(I)	with the exception of the claim by Xerox Canada against
Databoat with respect to a leased photocopier, there are no actions, suits or proceedings pending or threatened against or affecting Databoat is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(J)	Databoat is the owner all intellectual property,
including tradenames, copyrights and confidential information, as required to conduct the Business provided the Company acknowledges that Databoat is not the owner of any patents or registered trademarks. Databoat is not aware of any infringement or claimed infringement of the intellectual property comprising the Assets and used in connection with the Business by any other person, firm or corporation;

(K)	Databoat has not received any notice from any
governmental authority stating or claiming that Databoat does not have any governmental licence or permit required for the conduct of the Business.

7.	Representations and Warranties of The Company

The Company represents and warrants to Databoat, which representations and warranties will survive Closing, that:

(A)	the Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of Nevada;

(B)	upon issue, the Company Shares will be fully paid and
non-assessable shares in the capital of the Company and each Company Share will have the same voting rights as all other issued and outstanding common shares of the Company;

(C)	the issued and outstanding shares of the Company will not
exceed 2,700,000 common shares immediately prior to the Closing;

(D)	no person has any option, warrant or other right to
acquire any shares of the Company;

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                                 -8-

(E)	the Company does not own any assets;

(F)	the Company is not party to any agreements, contracts or
commitments;

(G)	there are no actions, suits or proceedings pending or
threatened against or affecting the Company and the Company is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

8.	Conditions Precedent to Closing

Databoat's obligations to complete the sale of the Assets is subject to each of the following conditions:

(A)	all representations and warranties of the Company will be
true and correct in all material respects on the Closing
Date;

(B)	the Company will have made the deliveries contemplated in
this offer on the Closing Date;

(C) the Company will have completed a minimum of $70,000 of the Private Placement prior to or contemporaneously with Closing.

Each of the above conditions precedent is for the sole benefit of Databoat and may be waived by the Databoat. In the event that any of the above conditions has not been satisfied by the Closing Date, the Databoat may elect to terminate this Agreement and will have no further liability to the Company.

The Company's obligation to complete the purchase of the Assets is subject to each of the following conditions:

(A) all representations and warranties of Databoat and Wurtele will be true and correct in all material respects on the Closing Date;

(B) there shall have been no material adverse change to the Business between the date of acceptance and the Closing
Date;

(C) Databoat and Wurtele will have made the deliveries contemplated in this offer on the Closing Date;


Each of the above conditions precedent is for the sole benefit of the Company and may be waived by the Company. In the event that any of the above conditions has not been satisfied by the Closing

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                                 -9-

Date, the Company may elect to terminate this Agreement and will have no further liability to Databoat.

9. Closing Deliveries

On the Closing Date, Databoat will deliver to the Company:

(A) a general conveyance of the Assets and all other deeds of conveyance, bills of sale, transfer and assignments, duly executed, in form and content satisfactory to the Company's solicitors, appropriate to effectively vest good and marketable title to the Assets free and clear of all encumbrances and immediately registerable in all places where registration of such instruments is necessary or desirable duly executed transfers of the Assets to the Company, duly endorsed for transfer to the Company;

(B) written confirmation by an officer of Databoat and by Wurtele, in his personal capacity, as to the truth and correctness of the representations and warranties of Databoat and Wurtele as of the Closing Date;

(C) all other corporate resolutions, agreements, assignments, consents and documentation as deemed necessary by the Company's solicitors to give effect to the transactions contemplated by this agreement in accordance with accepted commercial practice;

(D) duly executed documents of transfer and waivers of moral rights by any developer or programmer of the Business reasonably required, in the opinion of the Company's solicitors, to transfer title to the Assets to the Company;

(E) the Escrow Agreement duly executed by Databoat;

(F) the Management Consulting Agreement executed by Wurtele;

On the Closing Date, the Company will deliver to Databoat and
Wurtele:

(A) an acknowledgement of acceptance executed by the Company confirming the Company will deliver the certificates representing the Company Shares to which Databoat is entitled to the Escrow Agent to be held pursuant to the Escrow Agreement. Databoat acknowledges and agrees that delivery of share certificates will be delayed pending appointment of the Company's transfer agent;

(B) resolutions of the shareholders of the Company appointing the directors of the Company as contemplated by this Agreement;

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                                 -10-

(C) the Escrow Agreement executed by the Company and the general conveyance of business assets, as contemplated by the Escrow Agreement, duly executed by the Company;

(D) the Management Consulting Agreement executed by the Company, together with the initial bonus payment of $5,000 US contemplated by the Management Consulting
Agreement;

(E) evidence that the Company has advanced the sum of $50,000
US to the operating account of the Company for the development and commercialization of the Business.

On the Closing Date, the Company will advance to the Company's operating account the sum of $50,000 US for the development and commercialization of the Business. Wurtele will be the sole signatory on the operating account effective as of closing.

10. Appointment of Directors

On completion of the Closing, the directors of the Company will consist of Logan Anderson and two representatives of the group providing the financing, as directed by Logan Anderson.

If the Company elects to retain the Business after the expiry of the one-year period following Closing, the directors of the Company will consist of Scott Wurtele, Logan Anderson or his nominee, and one representative appointed by Databoat.

11. Stock Options

Databoat acknowledges and agrees that incentive stock options will be granted equally on a 50/50 basis between the Company's operating group, including Scott Wurtele, and between the Company's financing and administration group, including Logan Anderson and his associates, in such amounts and on such terms as approved by the board of directors from time to time.

12. Jurisdiction/Arbitration

This Agreement shall be governed by the laws of the State of Washington and each party irrevocably attorns to the jurisdiction of the courts of the State of Washington. Any dispute or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty
(30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Seattle, Washington in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal

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                                 -11-


therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

13. Acceptance

If Databoat wishes to accept this offer, Databoat must execute this offer where indicated below and deliver a copy of the acceptance to the Company by no later than 4:00 p.m. (Pacific Time) on February
2, 1999. This offer and its acceptance may be executed in counterparts.

Yours truly,

WORLDBID CORPORATION


Per:	\s\ Logan Anderson
      ------------------
      Logan Anderson, President


This offer is accepted and agreed to this 2nd day of February, 1999.


DATABOAT INTERNATIONAL LIMITED
by its authorized signatory:

\s\ Scott Wurtele
-----------------
________________________________
Scott Wurtele, President

and by

\s\ Scott Wurtele
-----------------
SCOTT WURTELE
in his personal capacity

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                                 -12-


                              SCHEDULE A

                           ESCROW AGREEMENT

<Page 94>

                                -13-


                              SCHEDULE B

                   MANAGEMENT CONSULTING AGREEMENT

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                                -14-


                              SCHEDULE C

                     BUSINESS PLAN EXPENDITURES


Worldbid Budget for the first to third month following closing, in US dollars:

Programing......................$10,000
Design...........................10,000
Marketing........................30,000
                                 ------
Total...........................$50,000
                                =======

Worldbid Budget for the fourth to twelfth month following closing, in US dollars:

Programming.....................$40,000
Design...........................20,000
Marketing.......................100,000
Office rent......................60,000
Server...........................10,000
Server co-location................8,000
Miscellaneous....................12,000
                                -------
Total..........................$250,000
                               ========